Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2020 RESULTS

Exceeds High End of Guidance for Revenue and Operating Margin

SAN JOSE, California – April 22, 2020 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the first quarter ended March 29, 2020.

•	First quarter 2020 net revenue of $230.0 million, a decrease of 7.7% from the comparable prior year quarter.
•	First quarter 2020 GAAP operating income of $0.7 million, or 0.3% of net revenue, as compared to operating income of $14.0 million, or 5.6% of net revenue, in the comparable prior year quarter.
◦	First quarter 2020 non-GAAP operating income of $8.2 million, or 3.6% of net revenue, as compared to $22.7 million, or 9.1% of net revenue in the comparable prior year quarter.
•	First quarter 2020 GAAP net loss per diluted share of $0.14, as compared to net income of $0.39 in the comparable prior year quarter.
◦	First quarter 2020 non-GAAP net income per diluted share of $0.21, as compared to $0.60 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Q1 was a challenging quarter due to the spread of the Covid-19 pandemic, from China to the rest of Asia, to Europe and then to North America. Our team has endured supply and demand disruptions around the world on a rolling basis. Despite all these hurdles, our team has executed and exceeded all our Q1 objectives, including revenue and operating margin, rebalancing our worldwide channel inventory to be more WiFi 6 centric, introducing the third wave of WiFi 6 mesh products and the second generation 5G mobile hotspot plus a duo of new PoE plus switches for small businesses, and most important of all, adding 28% more paid service subscribers.”

Mr. Lo continued, “We saw two distinct phenomena during the Covid-19 pandemic. Whenever a shelter in place lockdown was declared, business activities fell and demand for our SMB products dropped significantly. At the same time, consumers are quickly finding out that high performance WiFi at home is a necessity and are rushing to upgrade their home WiFi, driving upticks in our consumer WiFi and mobile hotspot sales. We also saw significant channel shift from physical retail channel purchases to online purchases which put strain on the logistics of some of our online sales partners. Despite the rapidly changing environment, we were able to navigate the impact the pandemic had on the global economy in Q1 and delivered financial results better than our forecast. I would like to extend our appreciation to the team and to our channel partners.”

“We are continuing on our drive to increase our paid subscriber base worldwide. The number of our registered users went up from 12.8 million to 13.7 million, and our registered app users went up from 4.4 million to 5.1 million total. The number of net new paid service subscribers increased by 50,000 to 228,000 at the end of the first quarter. With this performance, we are well on our way to reaching our goal of doubling our subscriber count in 2020.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We had another strong cash flow quarter, generating $29.0 million in cash from operations in the first quarter. Additionally, in Q1, we repurchased approximately 584,000 shares of common stock for $15.0 million. We remain confident in our ability to generate cash and maintain strong liquidity in this uncertain macro environment, as demonstrated by our track record during the previous two recessions in 2001 and 2009.”

Business Outlook

Mr. Murray continued, “Given the current worldwide business shutdown and shelter in place orders throughout most of the globe, and the uncertainty of how and when the lockdowns will be eased, we are unable to give a definitive financial outlook for Q2 and are consequently withdrawing prior targets of net revenue growth and operating margin for 2020 set at our Analyst Day in November 2019. However, we are committed to operating profitably, generating cash, and gaining share. We are committed to our R&D resources to ensure our market leading new product introductions for the rest of the year and beyond.”

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2020 today, Wednesday, April 22, 2020 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 1588078. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

NETGEAR (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people’s lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, easy-to-use WiFi solutions and performance gaming routers to enhance online game play. NETGEAR products are sold in approximately 24,000 retail locations around the globe, and through approximately 19,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 20 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2020 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding continued profitability and cash generation; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; and expectations regarding NETGEAR's paid subscriber base growth, registered users and registered app users and their effect on NETGEAR's paid subscriber base. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic; future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to grow its number of registered users and/or registered app users; the Company may be unable to grow its paid subscriber base; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors” in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 18, 2020. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, Non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;

•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	March 29, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$204,292	$190,208
Short-term investments	5,422	5,499
Accounts receivable, net	257,582	277,168
Inventories	180,602	235,489
Prepaid expenses and other current assets	29,749	35,745
Total current assets	677,647	744,109
Property and equipment, net	16,382	17,683
Operating lease right-of-use assets, net	27,567	28,917
Intangibles, net	8,510	10,104
Goodwill	80,721	80,721
Other non-current assets	68,542	74,279
Total assets	$879,369	$955,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,213	$80,531
Accrued employee compensation	14,208	20,024
Other accrued liabilities	172,908	189,547
Deferred revenue	6,669	6,450
Income taxes payable	1,204	1,839
Total current liabilities	234,202	298,391
Non-current income taxes payable	15,125	15,307
Non-current operating lease liabilities	24,252	25,434
Other non-current liabilities	7,999	7,988
Total liabilities	281,578	347,120
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	840,641	831,365
Accumulated other comprehensive income	371	21
Accumulated deficit	(243,251)	(222,723)
Total stockholders’ equity	597,791	608,693
Total liabilities and stockholders’ equity	$879,369	$955,813

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019

Net revenue	$229,963	$252,971	$249,082
Cost of revenue	163,722	183,388	167,074
Gross profit	66,241	69,583	82,008
Gross margin	28.8%	27.5%	32.9%
Operating expenses:
Research and development	19,739	20,799	18,832
Sales and marketing	33,031	34,263	35,855
General and administrative	13,134	13,965	13,117
Other operating expenses (income), net	(332)	767	196
Total operating expenses	65,572	69,794	68,000
Income (loss) from operations	669	(211)	14,008
Operating margin	0.3%	-0.1%	5.6%
Interest income, net	262	417	701
Other income (expense), net	(4,586)	419	341
Income (loss) before income taxes	(3,655)	625	15,050
Provision for income taxes	518	1,045	2,207
Net income (loss)	$(4,173)	$(420)	$12,843

Net income (loss) per share:
Basic	$(0.14)	$(0.01)	$0.41
Diluted	$(0.14)	$(0.01)	$0.39

Weighted average shares used to compute net income (loss) per share:
Basic	29,583	30,103	31,483
Diluted	29,583	30,103	32,874

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019

GAAP gross profit	$66,241	$69,583	$82,008
GAAP gross margin	28.8%	27.5%	32.9%
Amortization of intangibles	178	178	179
Stock-based compensation expense	705	714	668
Non-GAAP gross profit	$67,124	$70,475	$82,855
Non-GAAP gross margin	29.2%	27.9%	33.3%

GAAP research and development	$19,739	$20,799	$18,832
Stock-based compensation expense	(1,034)	(2,556)	(1,192)
Non-GAAP research and development	$18,705	$18,243	$17,640

GAAP sales and marketing	$33,031	$34,263	$35,855
Amortization of intangibles	(1,341)	(1,341)	(1,831)
Stock-based compensation expense	(1,779)	(2,846)	(2,041)
Non-GAAP sales and marketing	$29,911	$30,076	$31,983

GAAP general and administrative	$13,134	$13,965	$13,117
Stock-based compensation expense	(2,818)	(2,838)	(2,557)
Non-GAAP general and administrative	$10,316	$11,127	$10,560

GAAP other operating expenses (income), net	$(332)	$767	$196
Separation expense	—	—	(264)
Change in fair value of contingent consideration	222	224	—
Restructuring and other charges	135	(931)	68
Litigation reserves, net	(25)	(60)	—
Non-GAAP other operating expenses, net	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019

GAAP total operating expenses	$65,572	$69,794	$68,000
Amortization of intangibles	(1,341)	(1,341)	(1,831)
Stock-based compensation expense	(5,631)	(8,240)	(5,790)
Separation expense	—	—	(264)
Change in fair value of contingent consideration	222	224	—
Restructuring and other charges	135	(931)	68
Litigation reserves, net	(25)	(60)	—
Non-GAAP total operating expenses	$58,932	$59,446	$60,183

GAAP operating income (loss)	$669	$(211)	$14,008
GAAP operating margin	0.3%	(0.1)%	5.6%
Amortization of intangibles	1,519	1,519	2,010
Stock-based compensation expense	6,336	8,954	6,458
Separation expense	—	—	264
Change in fair value of contingent consideration	(222)	(224)	—
Restructuring and other charges	(135)	931	(68)
Litigation reserves, net	25	60	—
Non-GAAP operating income	$8,192	$11,029	$22,672
Non-GAAP operating margin	3.6%	4.4%	9.1%

GAAP other income (expense), net	$(4,586)	$419	$341
Gain/loss on investments, net	4,530	—	—
Non-GAAP other income (expense), net	$(56)	$419	$341

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019

GAAP net income (loss)	$(4,173)	$(420)	$12,843
Amortization of intangibles	1,519	1,519	2,010
Stock-based compensation expense	6,336	8,954	6,458
Separation expense	—	—	264
Change in fair value of contingent consideration	(222)	(224)	—
Restructuring and other charges	(135)	931	(68)
Litigation reserves, net	25	60	—
Gain/loss on investments, net	4,530	—	—
Tax effects of above non-GAAP adjustments	(1,511)	(460)	(1,706)
Non-GAAP net income	$6,369	$10,360	$19,801

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.14)	$(0.01)	$0.39
Amortization of intangibles	0.05	0.05	0.06
Stock-based compensation expense	0.21	0.29	0.20
Separation expense	—	—	0.01
Change in fair value of contingent consideration	(0.01)	(0.01)	—
Restructuring and other charges	(0.00)	0.03	0.00
Litigation reserves, net	0.00	0.00	—
Gain/loss on investments, net	0.15	—	—
Tax effects of above non-GAAP adjustments	(0.05)	(0.01)	(0.06)
Non-GAAP net income per diluted share [1]	$0.21	$0.34	$0.60

Shares used in computing GAAP net income (loss) per diluted share	29,583	30,103	32,874
Shares used in computing non-GAAP net income per diluted share	30,045	30,800	32,874

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	March 29, 2020	December 31, 2019	September 29, 2019	June 30, 2019	March 31, 2019

Cash, cash equivalents and short-term investments	$209,714	$195,707	$171,917	$218,311	$212,652
Cash, cash equivalents and short-term investments per diluted share	$6.98	$6.35	$5.40	$6.80	$6.47

Accounts receivable, net	$257,582	$277,168	$248,070	$238,635	$262,531
Days sales outstanding (DSO)	100	102	85	94	95

Inventories	$180,602	$235,489	$275,584	$276,316	$236,123
Ending inventory turns	3.6	3.1	2.7	2.4	2.8

Weeks of channel inventory:
U.S. retail channel	7.0	8.0	8.6	10.6	10.4
U.S. distribution channel	5.7	4.5	5.4	5.5	5.7
EMEA distribution channel	6.7	5.9	5.8	4.6	4.0
APAC distribution channel	8.3	9.6	7.8	7.4	6.4

Deferred revenue (current and non-current)	$8,963	$8,511	$7,712	$12,047	$13,598

Headcount	797	809	802	824	828
Non-GAAP diluted shares	30,045	30,800	31,819	32,112	32,874

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	March 29, 2020		December 31, 2019		March 31, 2019

Americas	$158,190	69%	$169,128	67%	$148,029	59%
EMEA	42,148	18%	50,491	20%	56,963	23%
APAC	29,625	13%	33,352	13%	44,090	18%
Total	$229,963	100%	$252,971	100%	$249,082	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019

Connected Home	$164,663	$183,859	$169,365
SMB	65,300	69,112	79,717
Total net revenue	$229,963	$252,971	$249,082

SERVICE PROVIDER NET REVENUE

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019

Connected Home	$26,687	$29,651	$36,818
SMB	797	1,095	1,476
Total service provider net revenue	$27,484	$30,746	$38,294